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                                                                   EXHIBIT 23.5

                       CONSENT OF KPMG PEAT MARWICK, LLP

Radio Equity Partners, L.P. and subsidiary:

We consent to the incorporation by reference in the registration statement on Form S-3 of Clear Channel Communications, Inc. of our report dated March 29, 1996, relating to the consolidated balance sheets of Radio Equity Partners, L.P. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, partners' capital and cash flows for the years then ended, which report appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated June 5, 1996.


                                        /s/ KPMG PEAT MARWICK, LLP

                                        KPMG PEAT MARWICK, LLP

New York, New York
August 11, 1997